EXHIBIT 99.1
     NEWS RELEASE

CONTACTS:	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S ANNOUNCES HUMAN RESOURCES ORGANIZATION CHANGES
Randy Harris Resigns as Chief Human Resources Officer
NASHVILLE, Tenn., (September 18, 2007) — O’Charley’s Inc. (NASDAQ/NM: CHUX), a leading casual-dining restaurant company, announced today that Dr. Steve McMillan has been promoted to the new position of Vice President of Training and Human Resource Development, and that Bob Luz has been promoted to the new position of Vice President of Field Human Resources. Both executives will report to Gregory L. Burns, the Company’s Chairman and Chief Executive Officer. In his new position, McMillan will direct all of the Company’s training and human resource development activities. McMillan, age 54, joined the Company in May of 2006 as Vice President of Human Resource Development. In his new position Luz will oversee human resource field operations for all three of the Company’s restaurant concepts. Luz, age 47, joined Ninety Nine Restaurant in 1999, and has served as its Vice President of Human Resources.
The Company also announced that Randy Harris, Chief Human Resources Officer, has resigned effective October 5, 2007 to pursue other interests. The Company does not plan to replace him, but will instead reorganize the human resources function and divide his responsibilities between McMillan, Luz, and other executives. The Company expects that severance costs relating to Harris’ departure and other changes to the human resources organization will impact third quarter results by $0.03 per diluted share. This charge was not reflected in the fiscal year guidance issued by the Company with the release of its second quarter results on August 9, 2007.
“Since joining us in October of 2005, Randy Harris has made major contributions to the ongoing transformation of our Company,” said Burns. “He helped me recruit our strong executive team, consolidated employee benefit plans, and began the process of evaluating, developing and training managers at all levels of the organization. With much of this work completed or underway, we wish Randy continued success as he pursues the next phase of his career. Along with Randy, Steve McMillan and Bob Luz have made major contributions to the development and implementation of our strategic initiative to build a winning team. With the changes announced today, Steve will continue to focus on training and developing our people at all levels of the organization, while Bob will focus on the efficiency and effectiveness of our field human resources operations.”
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 365 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 241 restaurants in 19 states in the Southeast and Midwest, including 230 company-owned and operated restaurants in 16 states, four franchised O’Charley’s restaurants in Michigan, one franchised restaurant in Ohio, one franchised restaurant in Iowa, one franchised restaurant in Tennessee, three joint venture restaurants in Louisiana, and one joint venture restaurant in Wisconsin. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine restaurants in 114 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates 10 Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio, Missouri and Tennessee. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, These forward-looking statements may be affected by certain risks and uncertainties, including risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.